Exhibit 10.1

FIRST AMENDMENT TO INTERIM EXECUTIVE AGREEMENT

FIRST AMENDMENT, dated as of November 2, 2022 (this “Amendment”), to the Interim Executive Agreement, dated January 10, 2022 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) between RE/MAX, LLC, a Delaware limited liability company (the “Company”), and Stephen P. Joyce (“Employee”).

WHEREAS, Employee is employed with the Company per the terms of the Agreement and

WHEREAS, Company and Employee wish to amend certain portions of the Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Amendment to the Agreement. The Agreement is amended as follows:
(i)	Section 3(f) is amended and restated in its entirety as follows:

Employee is not eligible to participate in Company’s or Holdings’ annual short-term incentive bonus program and is not otherwise eligible to receive an annual or short-term incentive bonus from any member of the Company Group for the 2022 or 2023 year.

(ii)	The first sentence of Section 4 is hereby amended and restated in its entirety as follows:

The initial term of Employee’s employment under this Agreement shall be for the period beginning on the Effective Date and ending on August 31, 2023 (the “Expiration Date”).

(iii)	Section 7(b)(i) is amended to replace each reference to “August 31, 2022” with a reference to “May 31, 2023”.
(iv)	Section 7(b)(ii) is amended to replace the reference to “September 1, 2022” with a reference to “June 1, 2023”.
2.	Continuing Effect. Except as expressly provided herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect.
3.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by electronic means), each of which counterparts when so executed shall be deemed to be an original, but all the counterparts shall together constitute one and the same instrument.

4.

Governing Law. This Amendment has been negotiated within the State of Colorado, and this Amendment will be governed by and construed according to the internal laws of the State of Colorado, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, Employee and the Company have caused this Amendment to be executed as of the date first set forth above.

EMPLOYEE

/s/ Stephen P. Joyce______

Stephen P. Joyce

COMPANY

By: /s/ Roger Dow _______

Roger Dow

Lead Independent Director

RE/MAX Holdings, Inc., as authorized by the Board of Directors